Exhibit 99.1

Chiron Corporation 4560 Horton Street Emeryville, California 94608-2916 510.655.8730 Fax 510.655.9910 News Release

For Immediate Release

Contacts:

Chiron Corporate Communications &

Investor Relations

Media:	(510) 923-6500
Investors:	(510) 923-2300

CHIRON FLUVIRIN® VACCINE LICENSE REINSTATED BY UK REGULATORY AGENCY

—MHRA will monitor ongoing remediation progress—

—Chiron expects full FDA cGMP inspection—

EMERYVILLE, Calif., March 2, 2005 — Chiron Corporation (NASDAQ:  CHIR) today announced that it has received notice from the UK Medicines and Healthcare products Regulatory Agency (MHRA) that the agency has lifted the license suspension for Chiron’s Liverpool manufacturing facility, which produces FLUVIRIN® influenza virus vaccine.

The notice, which follows MHRA inspections of the Liverpool facility, states that “it is the opinion of the Licensing Authority that [Chiron is] now in a position to conduct [its] operations in accordance with the principles and guidelines of Good Manufacturing Practices (GMP).”  The decision is conditioned on the understanding that Chiron’s high level of commitment to the completion of its remediation plan and ongoing improvements will continue.  Chiron will provide the MHRA with regular weekly updates to ensure that progress on its various projects proceeds satisfactorily, and the MHRA may conduct further inspections.  Chiron now has clearance to initiate full production of FLUVIRIN vaccine.

“We are grateful for the guidance and effort from the regulatory agencies as we have navigated a path toward remediation,” said Howard Pien, CEO of Chiron.  “Our employees have worked tirelessly and we are extremely proud of this result.  This is a significant accomplishment.  In this new beginning we remain focused on continuing to remediate and improve so Chiron can successfully deliver on the results required to supply influenza vaccine for the 2005-2006 season.”

Chiron anticipates that the U.S. Food and Drug Administration (FDA) will conduct a full cGMP inspection to allow resolution of the warning letter issued in December 2004.

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About Chiron

Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology.  The company works to deliver on the limitless promise of science and make a positive difference in people’s lives.  For more information, please visit www.chiron.com.

This news release contains forward-looking statements, including statements regarding our delivery of FLUVIRIN in the 2005-2006 influenza season and our ability to continue to maintain our manufacturing operations in compliance with principles of cGMP.   These forward-looking statements involve risks and uncertainties and are subject to change.  No assurances can be given that additional issues with respect to FLUVIRIN or Chiron’s manufacturing generally will not arise in the future.  Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including, among others, additional adverse developments resulting from investigations and/or actions taken by the UK Medicines and Healthcare Products Regulatory Agency, U.S. Food and Drug Administration, U.S. Department of Health and Human Services, or U.S. Centers for Disease Control and Prevention.  In addition, a full discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the company has filed with the SEC, including the form 10-Q for the quarter ended September 30, 2004, and the form 10-K for the year ended December 31, 2003, and will be contained in all subsequent periodic filings made with the SEC.  These documents identify other important factors that could cause the company’s actual performance to differ from the expectation expressed or implied by these forward-looking statements, including regulatory review and approvals, manufacturing capabilities, competition and pricing pressures, litigation, and marketing effectiveness.  In particular, there can be no assurance that Chiron will timely maintain anticipated levels of profitability, increase sales of existing products, successfully develop and receive approval to market new products, or achieve market acceptance for such new products.  In addition, the company may engage in business opportunities, the successful completion of which are subject to certain risks, including approval by Novartis, regulatory approvals and the integration of operations.

We do not undertake an obligation to update the forward-looking information we are giving today.

NOTE:  FLUVIRIN is a trademark of Chiron Corporation.

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